Exhibit 99.1

Electric City Corp. Announces Expansion of Strategic Growth Plan

Focus on Virtual “Negawatt” Power Initiative Along with Restructuring of Switchgear Division

ELK GROVE VILLAGE, IL, June 5, 2003 / PR Newswire/ - Electric City Corporation (AMEX: ELC), a leading developer, manufacturer and integrator of energy saving technologies and custom electric switchgear, today announced an expansion of its strategic growth plan along with the sale of its independent switchgear business unit.  This expansion includes the official formation of the Company’s VNPP® Development division and the formal divestiture of its switchgear manufacturing assets.  As a result, the Company will focus on three operating divisions including EnergySaver/Energy Technologies, Building Systems/Controls and VNPP® Development.  The Company’s ongoing switchgear sales efforts will be rolled into the Building Systems/Controls division.

“We have reached the next step of our strategic growth plan,” stated John Mitola, CEO of Electric City.  “With the launch of our first, $25 million Virtual “Negawatt” Power system development with Commonwealth Edison, ELC believes its has become the only independent developer/operator of negative power systems.  We believe the multi-billion dollar energy marketplace is wide open for the development of multiple demand curtailment systems across North America and we intend to lead the effort.  Given the enormous opportunity open to us, our VNPP® Development division has now become the third division of our company and a large component of our growth plan.”

“The launch of our VNPP® division coupled with continued weak margins in our switchgear division led us to evaluate the future of the switchgear business,” added Jeff Mistarz, CFO of Electric City.  “As we have stated in several of our most recent filings and in public comments, ongoing pressure in the general economy has resulted in poor performance in the switchgear business and continued operating losses.  Following an extensive analysis of this business in light of an economy that is expected to continue to experience limited growth, in particular in commercial construction activity, we have decided to sell our switchgear assets.”

The divestiture of the assets of Switchboard Apparatus, Inc. (“Switchboard”) was made to a group of investors which included members of Switchboard’s management and former owners.  The buyers purchased all of Switchboard’s assets, excluding certain accounts receivable and cash, and assumed certain of the company’s liabilities, excluding bank debt, in exchange for $798,000 in cash.  As part of the transaction both parties entered into a strategic alliance, co-marketing and license agreement under which Electric City will continue to market Switchboard products and Switchboard will continue to manufacture Electric City’s TP3 line of switchgear and other product components.

“The proceeds from the sale of Switchboard will be used to pay-off debt and paydown our revolver thereby increasing the strength of our balance sheet,” continued Mistarz.  “We sold the business unit to a partnership formed by Switchboard’s management.  As part of the transaction Electric City received a long-term license arrangement, certain intellectual property rights (including ownership of TP3) and a long-term co-marketing agreement.  The co-marketing agreement provides for, Electric City to maintain ongoing access to Switchboard customers and imposes certain competitive restrictions on both parties.  As a result of this agreement, we stay in the switchgear business to a limited extent and remain prepared for a pick-up in the switchgear niche that we want to specialize in, while we shed the business’s ongoing losses and manufacturing risk.  From a financial perspective, this restructuring reduces our operating loss immediately, provides better use of our capital and management resources and improves our push toward profitability.”

“Given our growing EnergySaver commercial success and the launch of our first, $25 million VNPP® project with ComEd, all of our efforts are now being placed towards reaching profitability this year,” added Mitola.  “All of the key elements of our long-term growth plan have now been validated – 1) EnergySaver customer commercial success, repeat orders and scalable contract growth, 2) Cross-selling and follow-on sales of our Building Automation systems and retrofit services and 3) Development of large-scale, Virtual “Negawatt” Power systems.  Since launching our growth plan, Electric City has faced a crisis in the capital markets, multiple crises on Wall Street, September 11th and wars in Afghanistan and Iraq.  Nevertheless, through it all Electric City has overcome these significant obstacles, attracted institutional and strategic capital, and moved methodically through our business plan by continuously growing our scalable customer base with outstanding energy saving results.  This growth has culminated most recently with our announcement of our first, 50 Megawatt, VNPP project.  We are now left with one primary goal – becoming profitable.  Our announcement today, following our improved financial results in the first quarter, represents a major step in that direction.”

“Today’s announcement also represents an underscoring of the importance of Virtual “Negawatt” Power development to the future of our Company,” continued Mitola.  “There is a major push for “green” energy across the energy marketplace.  Many stakeholders across the globe are seeking a 10% level of renewable/green energy resources by 2010.  Given a 770,000 megawatt peak electrical demand in the U.S., that represents 77,000 megawatts of alternative sources in the U.S. alone.  Currently, only 4,500 to 6,000 megawatts of renewable resources exist in the market and only 500 are being added each year.  Given significant constraints facing classic green resources like wind and solar, we believe that our VNPP® alternative is going to be a major part of the green solution.  As ComEd found, our VNPP® is truly green, is more competitive than any of the classic resources and is more reliable when utilities need it the most - on peak.

In reviewing the Company’s primary strategic thrusts and goals for 2003 and beyond following today’s announcement, Electric City management outlined its strategic plan to include:

•                  Continue to grow the Company’s backlog of commercial EnergySaver sales through ongoing repeat sales and scalable contracts.

•                  Continue growth in the Building Systems division through pull-through retrofit projects and select construction activity in order to deliver ongoing growth and margin improvement.

•                  Begin implementation of the first $25 million, 50 megawatt VNPP project with ComEd in order to deliver revenue in the second half of 2003.

•                  Continue negotiations and secure at least two additional VNPP utility projects by the end of 2003.

•                  Maintain strong controls over S,G&A continuing the improvements seen in recent quarters.

•                  Move operating results toward profitability in the second half of 2003.

For additional information on the Switchboard Apparatus transaction, please see the Company’s filing on Form 8-K.

About Electric City Corp.

Electric City Corp. is a leading developer, manufacturer and integrator of energy savings technologies, custom electric switchgear and building automation systems.  The Company currently markets the EnergySaver™, GlobalCommander® and LightMaster™ energy conservation technologies, as well as electrical switchgear, distribution panels and a full line of Building Automation Systems.  Electric City is based in Elk Grove Village, Illinois and is traded on The American Stock Exchange under the symbol ELC.  Additional information is available at the Company’s website at www.elccorp.com or by calling 847-437-1666.

Investor Relations Contact:  Glen Akselrod, The Stockpage, Telephone 800-797-5683, e-mail glena@thestockpage.com

Media Contact: Julie Shepherd, Accentuate, Telephone 847-669-0633, e-mail: julie@accentuatepr.com

FORWARD LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Electric City’s current expectations about its future results, performance, prospects and opportunities. Electric City has tried to identify these forward-looking statements by using words and phrases such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “we are confident” or similar expressions. These forward-looking statements are based on information currently available to Electric City and are subject to a number of risks, uncertainties and other factors that could cause Electric City’s actual results, performance, prospects or opportunities in the remainder of 2003 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include those related to the Company’s timing of large scalable customer projects, execution of its 50 MW VNPP project with ComEd and implementation of growing backlog mentioned above.  Other risks are referenced in Electric City’s current Annual Report on form 10-KSB or as may be described from time to time in Electric City’s subsequent SEC filings; and such factors as incorporated by reference.